RESTRICTED STOCK UNIT AGREEMENT


         This RESTRICTED STOCK UNIT AGREEMENT (the "Agreement") is entered into as of this ____ day of _______________, 1999, by and between MERISEL, INC., a
Delaware  corporation  (the  "Company"),  and  FirstName  LastName,   an
employee of the Company or one of its subsidiaries (the "Grantee"). Any capitalized terms not defined herein shall have the meaning set forth in the Plan (as defined below).

         Pursuant to the Merisel, Inc. 1997 Stock Award and Incentive Plan (the "Plan") and in consideration of Grantee's services, which has been determined by the Board of Directors of the Company to be sufficient consideration hereunder, the Committee has determined that the Grantee is to be granted, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), restricted stock units ("Restricted Stock Units"), and hereby awards such Restricted Stock Units. Each Restricted Stock Unit represents the right to receive one share of the Company's common stock ("Stock"), par value $.01 per share, subject to the conditions and restrictions set forth herein.

         1. Number of Restricted Stock Units and Date of Grant. The Grantee is entitled to Grants Restricted Stock Units pursuant to the terms and conditions of this Agreement and the provisions of the Plan.

         2.       Restrictions; Vesting Period; Issuance of Stock.

                  a. Restrictions. The rights of the Grantee under this Agreement and the Restricted Stock Units granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Paragraph 4 below until the termination of the Vesting Period (as defined below).

                  b. Vesting Period. Unless the Vesting Period is previously terminated pursuant to Subparagraph 2.c. of this Agreement, the Grantee shall be entitled to receive one share of Stock for each Restricted Stock Unit at the end of the period ending on August 17, 2002 (the "Vesting Period").

                  c. Early Termination of Vesting Period. The Vesting Period shall terminate as to all or a portion of the Restricted Stock Units, and the Grantee shall be entitled to receive shares of Stock for such Restricted Stock Units, if the Company's consolidated pre-tax net income for any four consecutive fiscal quarters, as a percentage of total net sales for such four consecutive fiscal quarters, equals or exceeds any of the percentages set forth below:

             Pre-tax Net Income as a            Restricted Stock Units for which
             Percentage of Total Net Sales      Vesting Period Terminates

                1.25%                                       100%
                1.00%                                        75%
                0.75%                                        50%
                0.50%                                        25%


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                                                         2
In determining the number of Restricted Stock Units as to which the Vesting Period terminates, the applicable percentage shall be applied to the number of Restricted Stock Units granted pursuant to Section 1 above, provided that Grantee shall not be entitled hereunder to more than the number of Restricted Stock Units granted. The determination as to whether the Vesting Period has terminated with respect to all or a portion of the Restricted Stock Units at the end of any fiscal quarter shall be made, and the Vesting Period shall terminate if at all, on the day that the Company publicly releases its earnings for such fiscal quarter. At the sole and absolute discretion of the Committee, pre-tax net income shall be calculated to exclude any extraordinary gains or losses or other non-recurring items.

         In addition, the Committee, in its sole and absolute discretion, may terminate the Vesting Period at any time with respect to all or a portion of the Restricted Stock Units.

                  d. Issuance of Shares of Stock. Upon termination of the Vesting Period with respect to all or a portion of the Restricted Stock Units and upon satisfaction of any applicable tax withholding requirements, the Company shall cause to be issued a certificate or certificates for the shares of Stock to which the Grantee is entitled, registered in the name of the Grantee. The Company shall cause such certificate or certificates to be delivered to or upon the order of the Grantee.

         3. Rights of a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to the shares of Stock issuable in respect of Restricted Stock Units until the date of issuance of a stock certificate representing such shares.

         4. Forfeiture Upon Termination of Employment. In the event that Grantee ceases to be employed by the Company for any reason, then the Restricted Stock Units as to which the Vesting Period has not terminated shall be forfeited to the Company without payment of any consideration therefor, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Stock Units or any right to receive shares of Stock in respect of such Restricted Stock Units.

         5. Withholding Taxes. Any federal, state or local taxes arising by virtue of this Agreement and assessed against or based on the value of the Restricted Stock Units awarded to the Grantee, or the shares of Stock issued to the Grantee in respect of such Restricted Stock Units, shall be the sole responsibility of the Grantee; provided that the Company shall have the right to withhold any amounts required to be so withheld for federal, state or local income tax purposes. All such taxes and withholding must be paid or provided for according to law and in a manner satisfactory to the Company before any Stock, or certificates therefor, can be delivered to the Grantee.

         6. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited with a postal service, postage prepaid, addressed, as appropriate, to the Grantee either at his address set forth below or such other address as he or she may designate in writing to the Company, or to the Company: Attention: General Counsel at the Company's offices located at 200 Continental Boulevard, El Segundo, CA 90245 or such other address as the Company may designate in writing to the Grantee.

         7. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         8. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

         9. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and both the grant hereunder and this Agreement are subject to all of the terms and conditions of the Plan.

         10. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

         11. Agreement Not a Contract of Employment. Neither the Plan, the granting of Restricted Stock Units, this Restricted Stock Unit Agreement, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue as an employee of the Company or any Subsidiary or affiliate for any period of time or at any specific rate of compensation.

         12. Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Unit Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

         13. Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                           MERISEL, INC.


                                           By:
                                           Dwight A. Steffensen
                                           Chief Executive Officer


The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and to all the terms and provisions of the Plan, which are controlling and which are herein incorporated by reference.


                                           Grantee (please sign here)





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